ASSIGNMENT AND ASSUMPTION

THIS ASSIGNMENT AND ASSUMPTION is effective as of the 23rd day of August, 2007 by and between IMAGINE HOLDING CORP., a Nevada corporation ("Assignor"), and IMAGINE MEDIA, LTD., a Delaware corporation ("Assignee").

RECITALS

A.

Assignor formed and organized Assignee as a wholly-owned subsidiary of Assignor in order to effect a tax-free reorganization pursuant to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended, pursuant to which substantially all of the assets of Assignor, subject to substantially all of the liabilities of Assignor, will be transferred to Assignee solely in exchange for shares of the capital stock of Assignee.

B.

Assignee intends to prepare and file a registration statement with the Securities and Exchange Commission (the "Registration Statement") registering for sale under the Securities Act of 1933, as amended (the "Securities Act"), the shares of capital stock of Assignee issued and transferred to Assignor in exchange for the assets and liabilities of Assignor.

C.

Pursuant to the Registration Statement, Assignee will effect a distribution of the shares of capital stock of Assignee issued to Assignor in the nature of a spin-off of such shares to the shareholders of Assignor, pro rata.

NOW, THEREFORE, in consideration of the grant and issuance to Assignor of an aggregate of 992, 650 shares of common stock of Assignee, the receipt and sufficiency whereof are hereby acknowledged, the parties agree as follows:

1.

Assignor, for itself, its successors and assigns, hereby sells, assigns, transfers, conveys and delivers to Assignee all of the right, title and interest of Assignor in and to all of its assets and properties, real and personal, tangible and intangible, together with all additions and accessions thereto, and proceeds therefrom, including, without limitation, all securities, notes, furniture, fixtures, equipment, machinery, leases, licenses, accounts, inventory, claims, causes of action, defenses, contracts, rights, trademarks and registrations thereof, trade names, servicemarks and registrations thereof, patents and applications therefor, domain names and all other properties and assets of Assignor, wheresoever located (hereafter collectively the "Assets").

2.

Assignee hereby accepts the foregoing assignment and transfer of the Assets and hereby agrees to assume and pay all obligations and liabilities of Assignor existing as of the date hereof (the "Liabilities"), including, without limitation, the observance and performance of all obligations required of Assignor under any contract, lease or other executory agreement included within the Assets and accruing on or after the date hereof or otherwise attributable to the period commencing on said date and continuing thereafter so long as such commitments remain in full force and effect.

3.

Assignee agrees to indemnify, defend and hold harmless Assignor, and its affiliates, agents, successors and assigns, from and against any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs and expenses of every nature whatsoever which arise from or relate to the Assets on or after the date hereof.

4.

Assignor, for itself, its successors and assigns, hereby agrees to execute and deliver to Assignee any and all further documents of conveyance, agreements, assignments, transfers or other undertakings which Assignee may request and which may be necessary to effect and consummate the conveyances herewith contained and the agreements and undertakings more fully set forth herein.

5.

This Agreement shall be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

ASSIGNOR:

IMAGINE HOLDING CORP.

a Nevada corporation

By: /s/ Gregory A. Bloom________________

   Gregory A. Bloom, President

ASSIGNEE:

IMAGINE MEDIA, LTD.

a Delaware corporation

By: /s/ Gregory A. Bloom_______________